Exhibit 99.1

FOR IMMEDIATE RELEASE
Nicholas	Contact: Irina Nashtatik	NASDAQ: NICK
Nicholas Financial, Inc. Corporate Headquarters 2454 McMullen-Booth Rd. Building C, Suite 501 Clearwater, FL 33759	CFO Ph # (727)-726-0763	Web site: www.nicholasfinancial.com

Nicholas Financial Reports

2nd Quarter Fiscal Year 2022 Results

•
Income year-over-year before income taxes for the three months ended September 30, 2021 increased by 57.4% compared to prior year second quarter
•
Pre-tax yield for the three months ended September 30, 2021 increased to 4.8% compared to 2.6% during the prior year second quarter
•
Originations year-over-year on new Contracts purchased for the three months ended September 30, 2021 increased by 9.1% compared to prior year second quarter
•
Originations year-over-year on Direct Loans for the three months ended September 30, 2021 increased by 83.7% compared to prior year second quarter
•
Accounts 60+ days delinquent decreased to 2.3%, excluding Chapter 13 bankruptcy accounts, compared to 2.9% as of the prior year second quarter
•
Net Portfolio Yield for the three months ended September 30, 2021 increased to 22.5% compared to 18.6% during the prior year second quarter

October 29, 2021 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced net income for the three months ended September 30, 2021 of $1.6 million compared to $1.3 million for the three months ended September 30, 2020. Diluted net income per share was $0.21 for the three months ended September 30, 2021 as compared to $0.16 for the three months ended September 30, 2020. Revenue decreased 10.6% to $12.6 million for the three months ended September 30, 2021 as compared to $14.1 million for the three months ended September 30, 2020. The Company reported income before income taxes for the three months ended September 30, 2021 of $2.1 million compared to $1.4 million for the three months ended September 30, 2020. The Company recorded an income tax expense of approximately $0.5 million during the three months ended September 30, 2021 as compared to $0.1 million during the three months ended September 30, 2020.

The Company announced net income for the six months ended September 30, 2021 of $3.3 million compared to $2.7 million for the six months ended September 30, 2020. Diluted net income per share was $0.44 for the six months ended September 30, 2021 as compared to $0.34 for the six months ended September 30, 2020. Revenue decreased 10.8% to $25.2 million for the six months ended September 30, 2021 as compared to $28.2 million for the six months ended September 30, 2020. The Company reported income before income taxes for the six months ended September 30, 2021 of $4.5 million compared to $3.2 million for the six months ended September 30, 2020. The Company recorded an income tax expense of approximately $1.1 million during the six months ended September 30, 2021 as compared to $0.5 million during the six months ended September 30, 2020.

For the six months ended September 30, 2021, the Company originated $52.0 million in finance receivables, collected $59.4 million in principal payments, reduced debt by $16.8 million and cash by $10.1 million.

“Although the consistent excellent portfolio performance is great, we are even more encouraged by our ability to once again increase our Indirect contract originations on a year over year basis for the third quarter in a row,” commented Doug Marohn, President and CEO of Nicholas Financial, Inc. “We have also been able to do the same on Direct Loan production, only on a significantly larger scale. Our continued ability to increase both Indirect and Direct origination volume has been a key factor in reducing our portfolio liquidation as we look toward receivable growth in fiscal year 2022 and beyond.”

“Additionally, our branch expansion efforts continued in the second quarter with the opening of our latest brick and mortar office in Houston, TX,” Marohn went on to say. “Houston represents our 47th operational branch and signifies our re-entry into Texas with a physical local office. We are continuing our expansion efforts as we develop the Dallas/Ft. Worth and San Antonio markets in Texas, as well as the Phoenix market in Arizona."

”Nicholas Financial, Inc. also celebrated the grand opening of our Central Business Operations facility in Charlotte, NC during the 2nd Fiscal Quarter. This center is home to our training, recruiting, expansion, branch operations, direct consumer loan and other related departments. It exemplifies our commitment to reinvesting in our personnel through training, development and technology,” concluded Doug Marohn.

Key Performance Indicators on Contracts Purchased
(Purchases in thousands)
	Number of		Average
Fiscal Year	Contracts	Principal Amount	Amount	Average	Average	Average
/Quarter	Purchased	Purchased#	Financed*^	APR*	Discount%*	Term*
2022	3,654	$39,185	$10,745	23.1%	6.9%	47
2	1,707	18,880	11,061	23.0%	6.7%	47
1	1,947	20,305	10,429	23.2%	7.0%	46
2021	7,307	$74,025	$10,135	23.4%	7.5%	46
4	2,429	24,637	10,143	23.2%	7.5%	46
3	1,483	15,285	10,307	23.4%	7.5%	46
2	1,709	17,307	10,127	23.5%	6.8%	46
1	1,686	16,796	9,962	23.5%	8.0%	46
2020	7,647	$76,696	$10,035	23.4%	7.9%	47
4	1,991	19,658	9,873	23.5%	7.9%	46
3	1,753	17,880	10,200	23.3%	7.6%	47
2	2,011	20,104	9,997	23.5%	7.9%	46
1	1,892	19,054	10,071	23.4%	8.3%	47
2019	7,684	$77,499	$10,091	23.6%	8.2%	47

Key Performance Indicators on Direct Loans Originated (Originations in thousands)
	Number of	Principal
Fiscal Year	Loans	Amount	Average Amount	Average	Average
/Quarter	Originated	Originated	Financed*^	APR*	Term*
2022	2,904	$12,777	$4,396	30.1%	26
2	1,588	7,040	4,433	30.0%	26
1	1,316	5,737	4,359	30.1%	25
2021	3,497	$14,148	$4,131	29.6%	25
4	753	3,284	4,362	29.6%	25
3	1,265	4,605	3,641	30.9%	22
2	924	3,832	4,147	29.2%	25
1	555	2,427	4,373	28.7%	26
2020	3,142	$12,638	$4,017	28.2%	25
4	720	3,104	4,310	28.6%	25
3	1,137	4,490	3,949	28.4%	24
2	739	2,988	4,043	27.4%	25
1	546	2,056	3,765	28.2%	24
2019	1,918	$7,741	$4,036	26.4%	26

*Each average included in the tables is calculated as a simple average.

^Average amount financed is calculated as a single loan amount.

#Bulk portfolio purchase excluded for period-over-period comparability

Nicholas Financial, Inc. (NASDAQ:NICK) is a specialized consumer finance company, operating branch locations in both Southeastern and Midwestern U.S. States. The Company engages primarily in acquiring and servicing automobile finance installment contracts (“Contracts”) for purchases of used and new automobiles and light trucks. Additionally, Nicholas Financial originates direct consumer loans (“Direct Loans”) and sells consumer-finance related products. For an index of Nicholas Financial, Inc’s new releases or to obtain a specific release, please visit our website at www.nicholasfinancial.com.

Cautionary Note regarding Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that represent the Company’s current expectations or beliefs concerning future events. Statements other than those of historical fact, as well as those identified by words such as “anticipate,” “estimate,” intend,” “plan,” “expect,” “project,” “believe,” “may,” “will,” “should,” “would,” “could,” “probable” and any variation of the foregoing and similar expressions are forward-looking statements. Such forward-looking statements are inherently subject to risks and uncertainties. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include the following: the ongoing impact of the COVID-19 pandemic and the mitigation efforts by governments and related effects on our financial condition, business operations and liquidity, our customers, our employees, and the overall economy; recently enacted, proposed or future legislation and the manner in which it is implemented; changes in the U.S. tax code; the nature and scope of regulatory authority, particularly discretionary authority, that may be exercised by regulators, including, but not limited to, the

Securities and Exchange Commission (SEC), Department of Justice, U.S. Consumer Financial Protection Bureau, and individual state regulators having jurisdiction over the Company; the unpredictable nature of regulatory proceedings and litigation; employee misconduct or misconduct by third parties; uncertainties associated with management turnover and the effective succession of senior management; media and public characterization of consumer installment loans; labor unrest; the impact of changes in accounting rules and regulations, or their interpretation or application, which could materially and adversely affect the Company’s reported consolidated financial statements or necessitate material delays or changes in the issuance of the Company’s audited consolidated financial statements; the Company's assessment of its internal control over financial reporting; changes in interest rates; risks relating to the acquisition or sale of assets or businesses or other strategic initiatives, including increased loan delinquencies or net charge-offs, the loss of key personnel, integration or migration issues, the failure to achieve anticipated synergies, increased costs of servicing, incomplete records, and retention of customers; risks inherent in making loans, including repayment risks and value of collateral; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; our dependence on debt and the potential impact of limitations in the Company’s amended revolving credit facility or other impacts on the Company's ability to borrow money on favorable terms, or at all; the timing and amount of revenues that may be recognized by the Company; changes in current revenue and expense trends (including trends affecting delinquency and charge-offs); the impact of extreme weather events and natural disasters; changes in the Company’s markets and general changes in the economy (particularly in the markets served by the Company). All forward-looking statements and cautionary statements included in this document are made as of the date hereof based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended		Six months ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue:
Interest and fee income on finance receivables	$12,572	$14,064	$25,166	$28,215
Unrealized gain on equity investments	-	45	-	45
Total Revenue	$12,572	$14,109	$25,166	$28,260
Expenses:
Operating expenses	7,916	8,131	16,265	15,474
Provision for credit losses	1,395	3,050	2,125	6,350
Interest expense	1,121	1,569	2,309	3,218
Total expenses	10,432	12,750	20,699	25,042
Income before income taxes	2,140	1,359	4,467	3,218
Income tax expense	536	92	1,135	521
Net income	$1,604	$1,267	$3,332	$2,697
Earnings per share:
Basic	$0.21	$0.16	$0.44	$0.34
Diluted	$0.21	$0.16	$0.44	$0.34

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	September 30,	March 31,
	2021	2021
Cash and restricted cash	$22,851	$32,977
Finance receivables, net	165,561	170,318
Repossessed assets	859	685
Operating lease right-of-use assets	4,801	3,392
Other assets	4,397	5,066
Total assets	$198,469	$212,438
Credit facility, net of debt issuance costs	$69,599	$86,154
Note payable	3,244	3,244
Operating lease liabilities	4,817	3,367
Other liabilities	3,719	4,451
Total liabilities	81,379	97,216
Shareholders’ equity	117,090	115,222
Total liabilities and shareholders’ equity	$198,469	$212,438
Book value per share	$15.44	$14.95

	Three months ended		Six months ended
	September 30,		September 30,
	(In thousands)		(In thousands)
Portfolio Summary	2021	2020	2021	2020
Average finance receivables (1)	$178,873	$203,407	$180,364	$208,608
Average indebtedness (2)	$72,044	$113,233	$75,611	$117,983
Interest and fee income on finance receivables	$12,572	$14,064	$25,166	$28,215
Interest expense	1,121	1,569	2,309	$3,218
Net interest and fee income on finance receivables	$11,451	$12,495	$22,857	$24,997
Portfolio yield (3)	28.11%	27.66%	27.91%	27.05%
Interest expense as a percentage of average finance receivables	2.51%	3.09%	2.56%	3.09%
Provision for credit losses as a percentage of average finance receivables	3.12%	6.00%	2.36%	6.09%
Net portfolio yield (3)	22.48%	18.57%	22.99%	17.87%
Operating expenses as a percentage of average finance receivables	17.70%	15.99%	18.04%	14.84%
Pre-tax yield as a percentage of average finance receivables (4)	4.78%	2.58%	4.95%	3.03%
Net charge-off percentage (5)	4.88%	5.56%	4.23	5.79%
Finance receivables			$177,013	$198,168
Allowance percentage (6)			2.52%	5.79
Total reserves percentage (7)			6.50%	9.84%

Note: All three-month statement of income performance indicators expressed as percentages have been annualized.

(1) Average finance receivables represent the average of finance receivables throughout the period.

(2) Average indebtedness represents the average outstanding borrowings under the Credit Facility.

(3) Portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables. Net portfolio yield represents (a) interest and fee income on finance receivables minus (b) interest expense minus (c) the provision for credit losses, as a percentage of average finance receivables.

(4) Pre-tax yield represents net portfolio yield minus operating expenses, as a percentage of average finance receivables.

(5) Net charge-off percentage represents net charge-offs (charge-offs less recoveries) divided by average finance receivables, outstanding during the period.

(6) Allowance percentage represents the allowance for credit losses divided by finance receivables outstanding as of ending balance sheet date.

(7) Total reserves percentage represents the allowance for credit losses, purchase price discount, and unearned dealer discounts divided by finance receivables outstanding as of ending balance sheet date.

The following tables present certain information regarding the delinquency rates experienced by the Company with respect to automobile finance installment contracts (“Contracts”) and direct consumer loans (“Direct Loans”), excluding any Chapter 13 bankruptcy accounts:

(In thousands, except percentages)

Contracts	Balance
	Outstanding	30 – 59 days	60 – 89 days	90 – 119 days	120+	Total
September 30, 2021	$157,940	$7,990	$2,905	$1,024	$19	$11,938
		5.06%	1.84%	0.65%	0.01%	7.56%
September 30, 2020	$185,287	$10,232	$3,962	$1,560	$42	$15,796
		5.52%	2.14%	0.84%	0.02%	8.53%

Direct Loans	Balance
	Outstanding	30 – 59 days	60 – 89 days	90 – 119 days	120+	Total
September 30, 2021	$18,844	$416	$145	$53	$0	$614
		2.21%	0.77%	0.28%	0.00%	3.26%
September 30, 2020	$12,720	$349	$159	$52	$0	$560
		2.74%	1.25%	0.41%	0.00%	4.40%

The following table presents selected information on Contracts purchased and Direct Loans originated by the Company:

	Contracts		Direct Loans
	Three months ended		Three months ended
	September 30,		September 30,
	(Purchases in thousands)		(Originations in thousands)
	2021	2020	2021	2020
Purchases/Originations	$18,880	$17,307	$7,040	$3,832
Average APR	23.0%	23.5%	30%	29.2%
Average discount	6.7%	6.8%	N/A	N/A
Average term (months)	47	46	26	25
Average amount financed	$11,061	$10,127	$4,433	$4,147
Number of contracts	1,707	1,709	1,588	924

	Contracts		Direct Loans
	Six months ended		Six months ended
	September 30,		September 30,
	(Purchases in thousands)		(Originations in thousands)
	2021	2020	2021	2020
Purchases/Originations	$39,185	$34,103	$12,777	$6,259
Average APR	23.1%	23.5%	30.1%	29.0%
Average discount	6.9%	7.4%	N/A	N/A
Average term (months)	47	46	26	26
Average amount financed	$10,745	$10,045	$4,396	$4,260
Number of contracts	3,654	3,395	2,904	1,479

The following table presents selected information on the entire Contract and Direct Loan portfolios of the Company:

	Contracts		Direct Loans
	As of		As of
	September 30,		September 30,
Portfolio	2021	2020	2021	2020
Average APR	22.9%	22.7%	29.0%	27.7%
Average discount	7.48%	7.60%	N/A	N/A
Average term (months)	50	51	27	27
Number of active contracts	20,927	24,656	5,006	3,673

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